UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: July 7, 2025

Archer Aviation Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 West Tasman Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-272-3233
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ACHR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark Mesler has stepped down from his role as Chief Financial Officer of Archer Aviation Inc (the “Company”) effective July 7, 2025. Mr. Mesler has been on medical leave since September, 2024. Priya Gupta has served as Archer’s Chief Financial Officer and acting principal financial officer during his leave. Ms. Gupta will continue to serve in her same capacity and Mr. Harsh Rungta will continue to serve as the Company’s Senior Vice President, Finance and Chief Accounting Officer and principal accounting officer.

In connection with the foregoing, the Company entered into a transition agreement (the “Transition Agreement”) with Mr. Mesler. Pursuant to the Transition Agreement, Mr. Mesler will receive a one-time cash payment equal to nine months of his base salary plus three months of his target annual bonus and accelerated vesting of certain of his outstanding time-based restricted stock units scheduled to vest over the same period. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.

Date: July 11, 2025	By:	/s/ Eric Lentell
	Name:	Eric Lentell
	Title:	General Counsel